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Exhibit 99.1

MARKWEST ENERGY PARTNERS PROVIDES MIDYEAR UPDATE
ON OPERATIONS AND FINANCIAL PERFORMANCE

        DENVER—June 24, 2003—MarkWest Energy Partners, L.P. (AMEX: MWE), today provided a midyear assessment of operations and financial guidance. MarkWest Energy is expecting second quarter 2003 financial results to approximate the first quarter results. Earlier in the second quarter we had expected results of the Pinnacle acquisition to be almost fully additive to ongoing Appalachia and Michigan cash flow. However, in addition to the routinely scheduled annual maintenance on MarkWest Energy's Kenova, Boldman, and Cobb gas processing plants and the Siloam fractionator, additional maintenance was required at the Kenova and Cobb facilities. This extended maintenance will result in a reduction of fractionation and processing revenues of approximately $700,000. We expect production from the Kenova, Boldman, and Cobb facilities to return to normal levels in the third quarter 2003.

        John Fox, President and CEO, commented, "We continue to be very pleased with the Pinnacle acquisition, because it is outperforming our acquisition assumptions. Gathering volumes are currently running 7 percent ahead of earlier forecasts, and we think it bodes well for all of MarkWest's midstream facilities that drilling rig counts are at high levels. We continue to see many acquisition opportunities, both within our core operating areas and in potential new areas."

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        MarkWest Energy Partners L.P., a master limited partnership (AMEX: MWE), completed its initial public offering in May 2002 to own and operate most of the midstream assets of MarkWest Hydrocarbon, Inc. (AMEX: MWP). MarkWest Hydrocarbon remains a 45.3 percent owner. The partnership is engaged in the gathering and processing of natural gas and the transportation, fractionation, and storage of NGL products.

        This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form S-1, as amended, and our first quarter Form 10-Q, as filed with the SEC.

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MARKWEST ENERGY PARTNERS PROVIDES MIDYEAR UPDATE ON OPERATIONS AND FINANCIAL PERFORMANCE